UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
SP Plus Corporation
(Exact name of registrant as specified in its charter)

Delaware	16-1171179
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
200 East Randolph Street, Suite 7700
Chicago, Illinois	60601-7702
(Address of registrant’s principal executive offices)	(Zip Code)
SP PLUS CORPORATION LONG-TERM INCENTIVE PLAN
(Full title of the plan)

G Marc Baumann
President and Chief Executive Officer
SP Plus Corporation
200 East Randolph Street, Suite 7700
Chicago, Illinois 60601-7702
(312) 274-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Robert N. Sacks
Executive Vice President and General Counsel
SP Plus Corporation
200 East Randolph Street, Suite 7700
Chicago, Illinois 60601-7702
(312) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the Long-Term Incentive Plan	800,000	$21.87	$17,496,000.00	$1,761.85

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock, par value $0.001 per share (the “Common Stock”), which may become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act, and based on the average of the high and low sales prices of Common Stock as reported on the NASDAQ Global Select Market on May 3, 2016.

EXPLANATORY NOTE
This registration statement on Form S-8 is being filed by SP Plus Corporation (the “registrant”) for the purpose of registering an additional 800,000 shares of Common Stock to be issued pursuant to the registrant’s Long-Term Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
General Instruction E Information
This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which certain registration statements on Form S-8 relating to the same employee benefit plan are effective. The registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2008 (File No. 333-150379) and June 4, 2004 (File No. 333-116190), excluding reports that the registrant filed with the Commission that were incorporated into the Form S-8 registration statements in order to maintain current information about the registrant, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The registrant hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 1, 2016;

(b)	The registrant’s definitive Proxy Statement on Schedule 14A, filed on March 24, 2016;

(c)	The registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2016;

(d)	The registrant’s Current Reports on Form 8-K filed on February 5, 2016, February 16, 2016, February 22, 2016, February 29, 2016, April 20, 2016 and April 25, 2016; and

(e)
The description of the registrant’s Common Stock, $0.001 par value per share, contained in the registrant’s registration statement on Form 8-A (File No. 000-50796), filed on May 25, 2004, including any amendment or report filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The legal validity of the issuance of the shares of Common Stock offered under this registration statement has been passed upon by Robert N. Sacks, the registrant’s Executive Vice President and General Counsel. Mr. Sacks owns shares of Common Stock and is eligible to participate in the Long-Term Incentive Plan.
Item 6. Indemnification of Directors and Officers.
Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or the “DGCL,” which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, contains the provisions permitted by Section 102(b)(7) of the DGCL.  If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the DGCL.
Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such company as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the company. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.  The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, provide for indemnification of directors or officers of the registrant to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented.
The above provisions of the DGCL are nonexclusive.
The registrant maintains director and officer liability insurance policies that cover certain liabilities of the registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004 (incorporated by reference to exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on March 13, 2009).

4.1.1
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of January 7, 2008 (incorporated by reference to exhibit 3.1.1 of the Company’s Annual Report on Form 10-K filed on March 13, 2009).

4.1.2
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of April 29, 2010 (incorporated by reference to exhibit 3.1.3 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010).

4.1.3
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of May 6, 2010 (incorporated by reference to exhibit 3.1.4 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010).

4.1.4
Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 25, 2013, effective as of December 2, 2013 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 2, 2013).

4.2	Fourth Amended and Restated Bylaws of the Company dated January 1, 2010 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 27, 2010).
4.2.1	Amendment to Fourth Amended and Restated Bylaws of the Company (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on February 22, 2016).
4.3	Specimen common stock certificate (incorporated by reference to exhibit 4.1 of the Company’s Annual Report on Form 10-K filed on March 1, 2016).
4.4	Form of Performance Share Agreement between the Company and Recipient (incorporated by reference to exhibit 10.17 of the Company’s Annual Report on Form 10-K filed on March 1, 2016).
4.5	Form of the Company’s Restricted Stock Unit Agreement dated as of July 1, 2008 (incorporated by reference to exhibit 10.1 of the Company’s Current Report on Form 8-K filed on July 2, 2008).
5.1*	Opinion of Robert N. Sacks, Esq.
23.1*	Consent of counsel (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (contained on the signature page hereto).
99.1
Long-Term Incentive Plan dated as of May 1, 2004 (incorporated by reference to exhibit 10.12 of Amendment No. 1 to the Company’s registration statement on Form S-1, File No. 333-112652, filed on May 10, 2004).

99.1.1	Long-Term Incentive Plan Amendment (incorporated herein by reference to Appendix B to the Company’s Proxy Statement filed on April 1, 2008).
99.1.2	Second Amendment to the Company’s Long-Term Incentive Plan (incorporated herein by reference as Appendix E to the Company’s Proxy Statement filed on April 1, 2013).
*Filed herewith.

Item 9. Undertakings.
(a)The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant’s certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 4th day of May, 2016.
SP PLUS CORPORATION

By: /s/ G MARC BAUMANN
        G Marc Baumann
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints each of Robert N. Sacks and Jerome L. Pate, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ G MARC BAUMANN	Director, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2016
G Marc Baumann

/s/ KAREN M. GARRISON	Director	May 4, 2016
Karen M. Garrison

/s/ PAUL HALPERN	Director	May 4, 2016
Paul Halpern

/s/ ROBERT S. ROATH	Director	May 4, 2016
Robert S. Roath

/s/ WYMAN T. ROBERTS	Director	May 4, 2016
Wyman T. Roberts

/s/ DOUGLAS R. WAGGONER	Director	May 4, 2016
Douglas R. Waggoner

/s/ JONATHAN P. WARD	Director	May 4, 2016
Jonathan P. Ward

/s/ JAMES A. WILHELM	Director and Non-Executive Chairman	May 4, 2016
James A. Wilhelm

/s/ GORDAN H. WOODWARD	Director	May 4, 2016
Gordon H. Woodward

/s/ VANCE C. JOHNSTON	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 4, 2016
Vance C. Johnston

/s/ KRISTOPHER H. ROY	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)	May 4, 2016
Kristopher H. Roy

EXHIBIT INDEX

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004 (incorporated by reference to exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on March 13, 2009).

4.1.1
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of January 7, 2008 (incorporated by reference to exhibit 3.1.1 of the Company’s Annual Report on Form 10-K filed on March 13, 2009).

4.1.2
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of April 29, 2010 (incorporated by reference to exhibit 3.1.3 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010).

4.1.3
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of May 6, 2010 (incorporated by reference to exhibit 3.1.4 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2010).

4.1.4
Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 25, 2013, effective as of December 2, 2013 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 2, 2013).

4.2	Fourth Amended and Restated Bylaws of the Company dated January 1, 2010 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 27, 2010).
4.2.1	Amendment to Fourth Amended and Restated Bylaws of the Company (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on February 22, 2016).
4.3	Specimen common stock certificate (incorporated by reference to exhibit 4.1 of the Company’s Annual Report on Form 10-K filed on March 1, 2016).
4.4	Form of Performance Share Agreement between the Company and Recipient (incorporated by reference to exhibit 10.17 of the Company’s Annual Report on Form 10-K filed on March 1, 2016).
4.5	Form of the Company’s Restricted Stock Unit Agreement dated as of July 1, 2008 (incorporated by reference to exhibit 10.1 of the Company’s Current Report on Form 8-K filed on July 2, 2008).
5.1*	Opinion of Robert N. Sacks, Esq.
23.1*	Consent of counsel (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (contained on the signature page hereto).
99.1
Long-Term Incentive Plan dated as of May 1, 2004 (incorporated by reference to exhibit 10.12 of Amendment No. 1 to the Company’s registration statement on Form S-1, File No. 333-112652, filed on May 10, 2004).

99.1.1	Long-Term Incentive Plan Amendment (incorporated herein by reference to Appendix B to the Company’s Proxy Statement filed on April 1, 2008).
99.1.2	Second Amendment to the Company’s Long-Term Incentive Plan (incorporated herein by reference as Appendix E to the Company’s Proxy Statement filed on April 1, 2013).
*Filed herewith.